EXHIBIT (c)(2)- PRESENTATION OF DUFF & PHELPS

                               DUFF & PHELPS, LLC

          311 SOUTH WACKER DRIVE, SUITE 4200 o CHICAGO, ILLINOIS 60606
                        312/697-4600 o Fax 312/697-0115

--------------------------------------------------------------------------------


                                PROJECT INSPIRE

        PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
                               FEBRUARY 13, 2003

                                  CONFIDENTIAL
                                  ------------


--------------------------------------------------------------------------------

  The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished to us.
 Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.

Table of Contents                              PROJECT INSPIRE February 13, 2003


I.       Executive Summary

II.      Project Inspire Overview

III.     Industry Overview

IV.      Valuation and Financial Analysis

V.       Summary Conclusions

APPENDIX
--------

A.       Discounted Cash Flow Analysis

B.       Comparable Company Analysis

C.       Comparable Transactions Analysis

                                                              DUFF & PHELPS, LLC

Executive Summary                              PROJECT INSPIRE February 13, 2003


DESCRIPTION OF ENGAGEMENT
-------------------------

o Duff & Phelps, LLC ("Duff & Phelps") was retained by Project Inspire (the "Company"), on behalf of the Special Committee of the Board of Directors ("Special Committee") of the Company (the "Board"), to serve as independent financial advisor to the Board and the Special Committee in connection with a proposed merger transaction involving the Company.

o The Board and the Special Committee are considering a cash out merger and privatization transaction proposed by S.I. Acquisition LLC, an Illinois limited liability company formed principally for the benefit of Jack Miller, the Company's Chairman, members of his family and Howard I. Bernstein, a Board member of the Company (the "Acquirer"), whereby the holders of the outstanding common stock of the Company (the "Common Stock") and the outstanding Series B convertible preferred stock of the Company (the "Series B Preferred Stock") that is not owned or controlled by Jack Miller or his family members or affiliates (the "Management Group") will receive the right to receive certain cash consideration.

o Specifically, Duff & Phelps has been asked to provide an opinion (the "Opinion") as to the fairness, from a financial point of view, to the holders of Common Stock, other than shares held by the Management Group (the "Unaffiliated Common Shareholders") and the holders of Series B Preferred Stock, other than shares held by the Management Group (the "Unaffiliated Series B Preferred Shareholders"), of an offer made by the Acquirer to merge the Company with and into the Acquirer (the "Proposed Transaction").

         o We understand that the Management Group beneficially owns approximately 36% of Project Inspire's common stock on an as-converted, fully diluted basis.

         o Duff & Phelps' Investment Banking division ("DPIB"), a separate unit of Duff & Phelps, served as exclusive financial advisor in connection with the sale of the Company.

         o A substantial portion of DPIB's advisory fee is contingent upon the consummation of the Proposed Transaction.

                                                              DUFF & PHELPS, LLC
Confidential                           1

Executive Summary                              PROJECT INSPIRE February 13, 2003



DESCRIPTION OF THE PROPOSED TRANSACTION
---------------------------------------

Following are the key financial provisions of the Proposed Transaction:

o The Acquirer proposes to merge the Company with and into the Acquirer, with the Acquirer surviving (the "Closing").

o In conjunction with the Proposed Transaction, each share of the Company's Series A convertible preferred stock issued and outstanding immediately prior to the Closing shall be cancelled.

o At Closing, each outstanding share of Common Stock (other than shares owned by the Management Group) would convert into the right to receive an amount equal to $0.30 in cash, less any applicable withholdings and without interest (the "Common Consideration").

o At Closing, each outstanding share of Series B Preferred Stock (other than shares owned by the Management Group) would convert into the right to receive an amount equal to the Stated Value of the Series B Preferred Stock (as set forth in the Company's Amended and Restated Articles of Incorporation dated October 28, 1999), or $15.00 in cash, plus accrued and unpaid dividends (the "Series B Consideration").

o With respect to options issued by the Company to buy Common Stock, at Closing each exercisable option shall convert into the right to receive a cash payment equal to the excess, if any, of $0.30 per option share over the applicable per share exercise price.

         o At Closing, all unexercised options issued by the Company to buy Common Stock, whether vested or unvested, shall terminate and be cancelled.

         o As of the date hereof, none of the Company's issued and outstanding options had an exercise price less than $0.30.

                                                              DUFF & PHELPS, LLC
Confidential                           2

Executive Summary                              PROJECT INSPIRE February 13, 2003



BACKGROUND OF THE PROPOSED TRANSACTION
--------------------------------------

o On April 11, 2002, the Company's Board of Directors discussed the future direction of the Company and considered possible strategic alternatives.

o On April 24, 2002, the Company's Board of Directors authorized and directed senior management to retain the professional services of Duff & Phelps to act as its exclusive financial advisor in connection with the possible sale of the Company.

o Duff & Phelps was retained by the Company to act as its exclusive financial advisor on May 3, 2002 and began the process of marketing the Company for sale in June 2002.

         o Duff & Phelps was in contact with over 170 potential strategic and financial buyers during the marketing process.

         o        Over 50 confidentiality agreements were successfully executed.

         o Duff & Phelps and the Company's senior management met with 8 different potential buyers, not including the Acquirer, and received an indication of interest from 7 potential acquirers.

                  Stephen Fossler Company    Lynx Investment   Myron Corporation
                  Mill Pond Ventures         Varsity Gold      SB Partners
                  Infinity Resources

         o The proposal which ultimately yielded the highest valuation for Project Inspire's shareholders was offered by the Acquirer.

                                                              DUFF & PHELPS, LLC
Confidential                           3

Executive Summary                              PROJECT INSPIRE February 13, 2003



SCOPE OF ANALYSIS
-----------------

o Reviewed Company historical financial statements and descriptive information.

o Met with the Company's senior management in Aurora, Illinois to discuss the history, current business operations, financial condition, future prospects and strategic objectives of the Company.

o Reviewed audited financial statements on SEC form 10K for the fiscal years ending on or about January 31, 1997 to 2002, unaudited financial statements on SEC form 10Q for the fiscal quarters beginning February 3, 2002 through the nine months ended November 2, 2002, management's financial forecast for its fiscal year ending on or about January 31, 2004, and certain other public filings and Company prepared financial information.

o Reviewed historical stock prices and trading volume of the Common Stock of Project Inspire.

o Reviewed the form of Agreement and Plan of Merger dated as of February 13, 2003 (the "Merger Agreement").

o Reviewed the Company's Amended and Restated Articles of Incorporation dated October 28, 1999.

o Projected Project Inspire's future business results in a discounted cash flow analysis.

o Analyzed historical financial performance of public companies deemed comparable to the Company.

o Analyzed change of control transactions deemed similar to the Proposed Transaction.

o Reviewed certain other relevant, publicly available information, including economic, industry and investment information.

                                                              DUFF & PHELPS, LLC
Confidential                           4

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003



BUSINESS OVERVIEW
-----------------

o Project Inspire is a leading manufacturer of motivational and recognition products that promote team performance, celebrate human achievement, and inspire excellence.

o        The Company was founded in 1985 and is based in Aurora, Illinois.

o The Company provides products such as wall decor, awards & recognition products, desk accessories, and consumable products, for corporations, schools, health care, government, and military organizations.

o        The Company's core method of distribution is through direct marketing.

         o The Company maintains a proprietary customer database and internally controls its catalog circulation method.

                                                              DUFF & PHELPS, LLC
Confidential                           5

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003



FINANCIAL SUMMARY
-----------------

INCOME STATEMENT

o Over the past seven fiscal years, Project Inspire's revenues have decreased at a compound annual rate of -6.5%, from $56.0 million in fiscal 1996 to an estimated $37.3 million in fiscal 2002.

o Over the past seven years, the Company's gross profit reached as high as $33.8 million in fiscal 1996 and as low as an estimated $19.8 million for fiscal 2002.

         o Gross margin decreased from 58.0% to 53.1% during fiscal 1996 to fiscal 2002.

         o Average gross margin for the period fiscal 1996 to fiscal 2002 was 53.4%.

o The Company's operating income was ($0.7) million in fiscal 1996 and is estimated to be ($4.8) million in fiscal 2002.

         o Operating Income has fluctuated over the past seven years, averaging ($2.1) million during the period.

o The Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") has fluctuated from $1.4 million in fiscal 1996 to an estimated ($2.2) million in fiscal 2002.

         o Over the past seven years, EBITDA reached as high as $5.3 million in fiscal 2000, while its low point was ($2.9) million in fiscal 1998.

         o Average EBITDA margin for the period fiscal 1996 to fiscal 2002 was -1.0%.

                                                              DUFF & PHELPS, LLC
Confidential                           6

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003

-----------------------------

o The Company's reported net income has fluctuated from $262,000 in fiscal 1996 to ($10.8) million in fiscal 2001.

         o Over the past seven years, reported net income reached as high as $439,000 in fiscal 2000, while its low point was ($10.8) million in fiscal 2001.

         o Reported net income margin averaged -6.7% over the period fiscal 1996 to fiscal 2001.

                                                              DUFF & PHELPS, LLC
Confidential                           7

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003

-----------------------------

BALANCE SHEET

o On June 13, 2002, the Company obtained an amendment to its credit facility to modify certain financial covenants, which were retroactive to the first quarter ended May, 4, 2002. Additionally, the amendment adjusted the borrowing base and the revolver limits prospectively.

o The current credit facility expires in June 2003 and could create significant financial distress for the Company if it is unable to complete a sale of the Company before then or is unable to refinance the current credit facility on reasonably favorable terms.

o Management has represented that it held various discussions with other lenders to refinance the Company's existing credit facility.

         o Generally, these institutions indicated additional equity capital or loan guarantees would be required as part of any refinancing.

         o Any additional equity capital would most likely result in significant dilution to the existing common shareholders.

                                                              DUFF & PHELPS, LLC
Confidential                           8

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003

-----------------------------

                                Project Inspire
                          Historical Financial Summary
                            Years Ended January 31,

INCOME STATEMENT                        1997(1)      1998         1999(2)      2000         2001         2002         Estimated 2003

Net Sales                               $56,032,000  $56,821,000  $52,864,000  $51,702,000  $53,330,000  $42,321,000  $37,330,000
  Net Sales Growth                            21.4%         1.4%        -7.0%        -2.2%         3.1%       -20.6%       -11.8%
Cost of Goods Sold                       23,557,000   25,542,000   24,728,000   23,536,000   24,319,000   21,120,000   18,362,000
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Gross Profit on Product Sales            32,475,000   31,279,000   28,136,000   28,166,000   29,011,000   21,201,000   18,968,000
Fees, royalties and other income          1,280,000    1,824,000    1,624,000    1,175,000    1,288,000    1,059,000      868,000
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Gross Profit                             33,755,000   33,103,000   29,760,000   29,341,000   30,299,000   22,260,000   19,836,000
  Gross Margin                                58.0%        55.0%        53.2%        54.5%        56.8%        52.6%        53.1%
Selling, General & Administrative        34,452,000   31,089,000   35,537,000   28,874,000   27,843,000   27,671,000   24,662,000
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Operating Income ("EBIT")                  (697,000)   2,014,000   (5,777,000)     467,000    2,456,000   (5,411,000)  (4,826,000)
  EBIT Margin                                 -1.2%         3.5%       -10.9%         0.9%         4.6%       -12.8%       -12.9%
Depreciation & Amortization               2,129,000    2,516,000    2,913,000    3,307,000    2,840,000    3,407,000    2,641,000
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
EBITDA                                    1,432,000    4,530,000   (2,864,000)   3,774,000    5,296,000   (2,004,000)  (2,185,000)
  EBITDA Margin                                2.6%         8.0%        -5.4%         7.3%         9.9%        -4.7%        -5.9%
Reported Net Income                         262,000       87,000   (7,336,000)  (1,127,000)     439,000  (10,813,000)          NA
  Net Income Margin                            0.5%         0.2%       -13.9%        -2.2%         0.8%       -25.5%           NA
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Reported EPS                                  (0.16)       (0.10)      (1.08)       (0.18)         0.03        (1.19)          NA
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------

(1) Incurred an asset impairment charge and special charge of $1.398 and $1.303 million, respectively
(2)      Incurred an asset impairment charge of $1.302 million

Source:  SEC filings and Company provided estimates.

                                                              DUFF & PHELPS, LLC
Confidential                           9

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003



COMMON STOCK MARKET PERFORMANCE
-------------------------------

o The Company's common stock price on February 12, 2003 was $0.17. The 52-week high for the Company's common stock price was $1.20 on February 14, 2002 and the 52-week low stock price was $0.14 on February 6, 2003.

o Historically, trading volume in the Company's common stock has been very low.

         o During the past 52-week period, there were 96 trading days in which the Company's common stock experienced no trading volume.

o The Company's common stock was delisted from the Nasdaq National Market at the opening of business on August 2, 2002 and was thereafter quoted on the OTC Bulletin Board.

         o The delisting was due to the failure of the Company's common stock to maintain a minimum market value of publicly held shares of $5 million and a minimum closing bid price per share of $1.00 over a required timeframe.

o The table on the following page summarizes the Company's average trading volume and its stock price since January 2002.


                                                              DUFF & PHELPS, LLC
Confidential                           10

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003



COMMON STOCK PRICE GRAPH
------------------------

(THE FOLLOWING TABLE REPRESENTS A LINE CHART IN THE PRINTED PRESENTATION)

                          COMMON STOCK PRICE GRAPH DATA

                              Successories'          Successories'
          Date                 Stock Price              Volume
          ----                -------------          -------------
        1/31/03                   $0.15                     0
        1/30/03                   $0.15                 2,000
        1/29/03                   $0.15                 2,000
        1/28/03                   $0.15                 2,000
        1/27/03                   $0.16                17,500
        1/24/03                   $0.16                     0
        1/22/03                   $0.16                 5,100
        1/21/03                   $0.16                 5,100
        1/17/03                   $0.16                 2,700
        1/16/03                   $0.15                10,000
        1/15/03                   $0.15                10,000
        1/10/03                   $0.15                10,000
         1/9/03                   $0.15                10,000
         1/8/03                   $0.15                10,000
         1/7/03                   $0.15                10,000
         1/6/03                   $0.15                10,000
         1/3/03                   $0.15                10,000
         1/2/03                   $0.17                75,000
        12/31/02                  $0.17                75,000
        12/30/02                  $0.15                 1,000
        12/27/02                  $0.16                17,200
        12/26/02                  $0.16                28,000
        12/24/02                  $0.18               137,900
        12/23/02                  $0.18               132,900
        12/20/02                  $0.20                13,500
        12/19/02                  $0.20                 2,100
        12/18/02                  $0.20                   200
        12/17/02                  $0.20                   200
        12/16/02                  $0.20                 4,000
        12/13/02                  $0.20                 5,800
        12/12/02                  $0.20                   600
        12/11/02                  $0.20                11,000
        12/10/02                  $0.20                11,000
        12/9/02                   $0.25                24,800
        12/6/02                   $0.20                 2,100
        12/5/02                   $0.25                 3,300
        12/4/02                   $0.25                   200
        12/3/02                   $0.25                 5,400
        12/2/02                   $0.27                     0
        11/29/02                  $0.27                     0
        11/27/02                  $0.27                23,500
        11/26/02                  $0.27                23,500
        11/25/02                  $0.27                   100
        11/22/02                  $0.27                   100
        11/21/02                  $0.25                     0
        11/20/02                  $0.25                     0
        11/19/02                  $0.25                     0
        11/18/02                  $0.25                     0
        11/15/02                  $0.25                 1,000
        11/14/02                  $0.25                   400
        11/13/02                  $0.25                   400
        11/12/02                  $0.35                     0
        11/11/02                  $0.35                 7,000
        11/8/02                   $0.35                 7,000
        11/7/02                   $0.35                12,700
        11/6/02                   $0.33                 2,600
        11/5/02                   $0.33                   400
        11/4/02                   $0.33                   400
        11/1/02                   $0.33                   400
        10/31/02                  $0.33                   400
        10/30/02                  $0.33                 3,700
        10/29/02                  $0.33                 3,700
        10/28/02                  $0.33                     0
        10/25/02                  $0.33                     0
        10/24/02                  $0.33                     0
        10/23/02                  $0.33                     0


                                                              DUFF & PHELPS, LLC
Confidential


Project Inspire Overview                       PROJECT INSPIRE February 13, 2003


                              Successories'          Successories'
          Date                 Stock Price              Volume
          ----                -------------          -------------

        10/22/02                  $0.33                     0
        10/21/02                  $0.33                 1,000
        10/18/02                  $0.33                 7,500
        10/17/02                  $0.47                     0
        10/16/02                  $0.47                 5,000
        10/15/02                  $0.30                     0
        10/14/02                  $0.30                     0
        10/11/02                  $0.30                     0
        10/10/02                  $0.30                     0
        10/9/02                   $0.30                     0
        10/8/02                   $0.30                 1,000
        10/7/02                   $0.50                 5,000
        10/4/02                   $0.30                     0
        10/3/02                   $0.30                   500
        10/2/02                   $0.42                55,000
        10/1/02                   $0.50                     0
        9/30/02                   $0.50                 2,000
        9/27/02                   $0.50                 2,000
        9/26/02                   $0.50                 2,000
        9/25/02                   $0.50                     0
        9/24/02                   $0.35                     0
        9/23/02                   $0.35                 6,000
        9/20/02                   $0.45               149,900
        9/19/02                   $0.50                20,000
        9/18/02                   $0.50                     0
        9/17/02                   $0.50                     0
        9/16/02                   $0.50                     0
        9/13/02                   $0.50                     0
        9/12/02                   $0.50                40,000
        9/11/02                   $0.58                54,200
        9/10/02                   $0.75                53,000
         9/9/02                   $0.85                28,100
         9/6/02                   $0.75                     0
         9/5/02                   $0.75                     0
         9/4/02                   $0.75                     0
         9/3/02                   $0.75                     0
        8/30/02                   $0.75                 2,000
        8/29/02                   $0.85                 1,000
        8/28/02                   $0.85                 2,500
        8/27/02                   $0.85                 2,500
        8/26/02                   $0.80                 3,000
        8/23/02                   $0.80                     0
        8/22/02                   $0.80                     0
        8/21/02                   $0.80                     0
        8/20/02                   $0.80                     0
        8/19/02                   $0.80                     0
        8/16/02                   $0.80                 5,500
        8/15/02                   $0.80                     0
        8/14/02                   $0.80                     0
        8/13/02                   $0.80                 1,000
        8/12/02                   $0.80                 1,000
         8/9/02                   $0.80                     0
         8/8/02                   $0.80                     0
         8/7/02                   $0.80                 3,000
         8/6/02                   $0.90                     0
         8/5/02                   $0.91                     0
         8/2/02                   $0.91                 5,600
         8/1/02                   $0.84                 1,000
        7/31/02                   $0.84                   800
        7/30/02                   $0.84                     0
        7/29/02                   $0.84                 1,300
        7/26/02                   $0.50                 1,500
        7/25/02                   $0.80                     0
        7/24/02                   $0.80                     0
        7/23/02                   $0.80                     0
        7/22/02                   $0.80                     0


                                                              DUFF & PHELPS, LLC
Confidential


Project Inspire Overview                       PROJECT INSPIRE February 13, 2003


                              Successories'          Successories'
          Date                 Stock Price              Volume
          ----                -------------          -------------

        7/19/02                   $0.80                   300
        7/18/02                   $0.67                     0
        7/17/02                   $0.67                37,000
        7/16/02                   $0.70                   100
        7/15/02                   $0.70                     0
        7/12/02                   $0.70                     0
        7/11/02                   $0.70                   300
        7/10/02                   $0.70                 3,000
         7/9/02                   $0.70                 2,000
         7/8/02                   $0.84                     0
         7/5/02                   $0.84                     0
         7/3/02                   $0.84                 4,000
         7/2/02                   $0.84                     0
         7/1/02                   $0.84                     0
        6/28/02                   $0.84                 1,100
        6/27/02                   $0.95                16,900
        6/26/02                   $0.77                 1,300
        6/25/02                   $0.91                     0
        6/24/02                   $0.91                 5,400
        6/21/02                   $0.98                     0
        6/20/02                   $0.98                     0
        6/19/02                   $0.98                 6,100
        6/18/02                   $0.91                   600
        6/17/02                   $0.77                 1,400
        6/14/02                   $0.77                   100
        6/13/02                   $0.77                     0
        6/12/02                   $0.77                 1,400
        6/11/02                   $0.75                     0
        6/10/02                   $0.75                13,300
         6/7/02                   $0.73                   700
         6/6/02                   $0.72                   300
         6/5/02                   $1.00                     0
         6/4/02                   $1.00                     0
         6/3/02                   $1.00                 4,600
        5/31/02                   $1.05                     0
        5/30/02                   $1.05                     0
        5/29/02                   $1.05                     0
        5/28/02                   $1.05                 5,500
        5/24/02                   $1.05                     0
        5/23/02                   $1.05                55,800
        5/22/02                   $0.84                11,400
        5/21/02                   $0.80                17,800
        5/20/02                   $0.84                 7,900
        5/17/02                   $0.70                 2,000
        5/16/02                   $0.75                   800
        5/15/02                   $0.77                 1,100
        5/14/02                   $0.70                 5,100
        5/13/02                   $0.67                 1,000
        5/10/02                   $0.67                 1,100
         5/9/02                   $0.61                     0
         5/8/02                   $0.61                 7,000
         5/7/02                   $0.56                     0
         5/6/02                   $0.56               101,000
         5/3/02                   $0.55                 2,000
         5/2/02                   $0.70                     0
         5/1/02                   $0.70                 2,000
        4/30/02                   $0.66                45,000
        4/29/02                   $0.50                 3,900
        4/26/02                   $0.75                35,000
        4/25/02                   $0.70                     0
        4/24/02                   $0.70                 1,800
        4/23/02                   $0.80                   300
        4/22/02                   $0.80                     0
        4/19/02                   $0.80                16,600
        4/18/02                   $0.80                     0
        4/17/02                   $0.80                   300


                                                              DUFF & PHELPS, LLC
Confidential


Project Inspire Overview                       PROJECT INSPIRE February 13, 2003


                              Successories'          Successories'
          Date                 Stock Price              Volume
          ----                -------------          -------------

        4/16/02                   $0.91                 1,000
        4/15/02                   $0.80                   600
        4/12/02                   $0.80                     0
        4/11/02                   $0.80                     0
        4/10/02                   $0.80                   100
         4/9/02                   $0.91                   200
         4/8/02                   $0.86                   600
         4/5/02                   $0.86                     0
         4/4/02                   $0.86                     0
         4/3/02                   $0.86                     0
         4/2/02                   $0.86                     0
         4/1/02                   $0.86                     0
        3/28/02                   $0.86                     0
        3/27/02                   $0.86                     0
        3/26/02                   $0.86                 2,000
        3/25/02                   $0.84                 5,400
        3/22/02                   $0.84                 5,400
        3/21/02                   $0.94                   200
        3/20/02                   $0.91                     0
        3/19/02                   $0.91                     0
        3/18/02                   $0.91                     0
        3/14/02                   $1.00                     0
        3/13/02                   $1.00                     0
        3/12/02                   $1.00                 3,500
        3/11/02                   $1.16                     0
         3/8/02                   $1.16                 2,800
         3/7/02                   $1.16                 1,000
         3/6/02                   $1.09                     0
         3/5/02                   $1.09                     0
         3/4/02                   $1.09                   800
         3/1/02                   $1.05                     0
        2/28/02                   $1.05                   400
        2/27/02                   $1.05                     0
        2/26/02                   $1.05                   300
        2/25/02                   $1.19                     0
        2/22/02                   $1.19                   400
        2/20/02                   $1.16                 2,200
        2/19/02                   $1.09                 2,100
        2/15/02                   $1.20                 1,800
        2/14/02                   $1.20                 1,800
        2/13/02                   $1.23                     0
        2/12/02                   $1.23                     0
        2/11/02                   $1.23                 1,300
         2/8/02                   $1.13                 1,000
         2/7/02                   $1.14                24,100
         2/6/02                   $1.09                14,600
         2/5/02                   $1.20                   100
         2/4/02                   $1.09                66,900
         2/1/02                   $1.02                13,000
        1/31/02                   $1.00                   600
        1/30/02                   $1.05                 1,500
        1/29/02                   $0.89                     0
        1/28/02                   $0.89                 1,500
        1/25/02                   $0.87                21,600
        1/24/02                   $0.75                     0
        1/23/02                   $0.75                 2,100


                                                              DUFF & PHELPS, LLC
Confidential

Project Inspire Overview                       PROJECT INSPIRE February 13, 2003



RELATIVE STOCK PRICE GRAPH
--------------------------

o One year Company stock price chart vs. S&P 500 and our Comparable Companies group, which consists of Blair Corporation (BL); Hanover Direct, Inc. (HNV); Lillian Vernon Corporation (LVC); Eos International, Inc. (EOSI); Franklin Covey Co. (FC); and Thomas Nelson, Inc. (TNM):


                PROJECT INSPIRE DAILY STOCK PRICE VS. AN INDEX OF
                 THE COMPARABLE COMPANIES AND THE S&P 500 INDEX
                      FEBRUARY 2, 2002 TO FEBRUARY 2, 2003

(THE FOLLOWING TABLE REPRESENTS A LINE CHART IN THE PRINTED PRESENTATION)

                        RELATIVE STOCK PRICE GRAPH DATA


                       COMPARABLE
      DATE           COMPANIES INDEX             SCES           S&P 500 INDEX
      ----           ---------------             ----           -------------

     2/5/02              $100.00               $100.00            $100.00
     2/6/02               $99.30                $91.67             $99.40
     2/7/02               $99.10                $95.63             $99.10
     2/8/02              $100.02                $93.33            $100.57
    2/11/02              $101.14               $102.50            $102.01
    2/12/02              $101.51                $86.67            $101.60
    2/13/02              $101.12                $91.67            $102.61
    2/14/02              $101.87               $100.00            $102.43
    2/15/02              $103.52                $91.67            $101.30
    2/19/02              $103.13                $91.75             $99.39
    2/20/02              $105.51                $95.74            $100.73
    2/21/02              $105.42                $86.67             $99.17
    2/22/02              $103.52                $99.17             $99.98
    2/25/02              $103.91                $86.67            $101.78
    2/26/02              $104.71                $87.50            $101.78
    2/27/02              $104.66                $89.17            $101.82
    2/28/02              $103.89                $86.67            $101.53
     3/1/02              $104.13                $86.67            $103.83
     3/4/02              $103.64                $91.67            $105.85
     3/5/02              $101.55                $91.67            $105.15
     3/6/02              $104.37                $91.67            $106.67
     3/7/02              $105.05                $95.83            $106.19
     3/8/02              $105.10                $95.83            $106.82
    3/11/02              $104.37                $91.67            $107.18
    3/12/02              $105.81                $83.33            $106.93
    3/13/02              $103.33                $75.00            $105.88
    3/14/02              $106.02                $75.00            $105.78
    3/15/02              $105.08                $75.00            $106.99
    3/18/02              $104.83                $75.00            $106.93
    3/19/02              $103.93                $75.00            $107.36
    3/20/02              $104.25                $76.67            $105.67
    3/21/02              $105.90                $77.50            $105.83
    3/22/02              $105.27                $70.83            $105.38
    3/25/02              $104.18                $75.00            $103.84
    3/26/02              $104.42                $71.67            $104.45
    3/27/02              $104.45                $71.67            $105.01
    3/28/02              $104.18                $71.67            $105.26
     4/1/02              $104.69                $71.67            $105.19
     4/2/02              $105.32                $71.67            $104.29
     4/3/02              $106.46                $71.67            $103.25
     4/4/02              $107.51                $71.67            $103.33
     4/5/02              $104.96                $71.67            $103.00
     4/8/02              $106.10                $71.67            $103.24
     4/9/02              $107.46                $74.92            $102.55
    4/10/02              $107.43                $66.75            $103.71
    4/11/02              $106.85                $66.67            $101.25
    4/12/02              $107.21                $66.67            $101.93
    4/15/02              $108.60                $66.75            $101.15
    4/16/02              $111.61                $75.00            $103.52
    4/17/02              $111.83                $66.67            $103.31
    4/18/02              $112.19                $66.67            $103.16
    4/19/02              $113.82                $66.67            $103.22
    4/22/02              $114.67                $66.67            $101.63
    4/23/02              $115.50                $66.67            $101.00
    4/24/02              $116.15                $58.38            $100.29
    4/25/02              $117.59                $58.33            $100.13
    4/26/02              $116.54                $62.08             $98.74
    4/29/02              $115.81                $41.67             $97.75
    4/30/02              $117.51                $55.00             $98.80
     5/1/02              $116.59                $58.33             $99.67
     5/2/02              $116.83                $58.33             $99.50
     5/3/02              $117.59                $45.83             $98.48
     5/6/02              $117.03                $46.67             $96.57
     5/7/02              $117.39                $50.00             $96.28
     5/8/02              $118.12                $50.83             $99.89
     5/9/02              $118.80                $50.00             $98.44


                                                              DUFF & PHELPS, LLC
Confidential                           12


Project Inspire Overview                       PROJECT INSPIRE February 13, 2003


                       COMPARABLE
      DATE           COMPANIES INDEX             SCES           S&P 500 INDEX
      ----           ---------------             ----           -------------

    5/10/02              $120.60                $55.83             $96.79
    5/13/02              $120.23                $55.83             $98.58
    5/14/02              $120.14                $58.25            $100.67
    5/15/02              $119.38                $64.17            $100.10
    5/16/02              $121.67                $62.50            $100.75
    5/17/02              $121.64                $58.33            $101.52
    5/20/02              $119.31                $70.83            $100.17
    5/21/02              $119.67                $66.67             $99.07
    5/22/02              $119.50                $70.83             $99.63
    5/23/02              $121.37                $87.50            $100.65
    5/24/02              $121.16                $83.33             $99.43
    5/28/02              $121.59                $87.50             $98.58
    5/29/02              $120.94                $83.33             $97.95
    5/30/02              $120.33                $83.33             $97.67
    5/31/02              $120.57                $83.33             $97.90
     6/3/02              $119.41                $83.33             $95.47
     6/4/02              $119.14                $60.00             $95.47
     6/5/02              $118.58                $60.00             $96.32
     6/6/02              $118.51                $60.00             $94.42
     6/7/02              $119.09                $61.06             $94.27
    6/10/02              $117.59                $62.50             $94.56
    6/11/02              $117.37                $62.50             $92.99
    6/12/02              $115.84                $63.56             $93.60
    6/13/02              $116.23                $63.33             $92.62
    6/14/02              $115.13                $63.56             $92.41
    6/17/02              $114.96                $64.17             $95.06
    6/18/02              $115.16                $75.00             $95.15
    6/19/02              $115.08                $81.67             $93.58
    6/20/02              $115.38                $64.17             $92.32
    6/21/02              $110.98                $75.00             $90.75
    6/24/02              $110.37                $75.00             $91.07
    6/25/02              $108.84                $75.00             $89.55
    6/26/02              $110.78                $63.33             $89.31
    6/27/02              $116.98                $79.17             $90.88
    6/28/02              $115.08                $70.83             $90.81
     7/1/02              $116.27                $70.83             $88.87
     7/2/02              $116.10                $70.83             $86.98
     7/3/02              $114.16                $70.83             $87.52
     7/5/02              $114.65                $58.33             $90.74
     7/8/02               $89.97                $58.33             $89.63
     7/9/02              $115.67                $59.17             $87.41
    7/10/02              $118.51                $59.17             $84.45
    7/11/02              $119.70                $58.33             $85.08
    7/12/02              $118.44                $58.33             $84.53
    7/15/02               $86.64                $58.33             $84.21
    7/16/02              $114.14                $58.42             $82.65
    7/17/02              $113.48                $56.58             $83.12
    7/18/02              $114.26                $54.17             $80.88
    7/19/02              $112.87                $66.67             $77.77
    7/22/02               $76.97                $66.67             $75.21
    7/23/02              $104.91                $66.67             $73.18
    7/24/02              $109.11                $66.67             $77.38
    7/25/02              $110.37                $66.67             $76.94
    7/26/02              $111.90                $41.67             $78.24
    7/29/02               $84.96                $70.83             $82.47
    7/30/02              $115.35                $70.83             $82.82
    7/31/02              $114.06                $70.83             $83.63
     8/1/02               $81.78                $70.83             $81.16
     8/2/02              $110.08                $75.00             $79.29
     8/5/02              $107.46                $37.50             $76.57
     8/6/02              $108.99                $37.50             $78.86
     8/7/02              $107.12                $66.67             $80.44
     8/8/02              $108.09                $37.50             $83.07
     8/9/02              $107.53                $42.50             $83.36
    8/12/02              $106.58                $66.67             $82.92
    8/13/02              $104.10                $66.67             $81.12


                                                              DUFF & PHELPS, LLC
Confidential


Project Inspire Overview                       PROJECT INSPIRE February 13, 2003


                       COMPARABLE
      DATE           COMPANIES INDEX             SCES           S&P 500 INDEX
      ----           ---------------             ----           -------------

    8/14/02              $107.87                $50.00             $84.37
    8/15/02              $109.45                $50.00             $85.34
    8/16/02              $110.59                $66.67             $85.21
    8/19/02              $111.59                $50.00             $87.22
    8/20/02              $110.15                $50.00             $86.00
    8/21/02              $111.34                $50.00             $87.10
    8/22/02              $111.37                $50.00             $88.32
    8/23/02              $110.10                $29.17             $86.32
    8/26/02              $111.08                $66.67             $86.97
    8/27/02              $106.17                $70.83             $85.76
    8/28/02              $102.74                $62.50             $84.21
    8/29/02               $99.03                $70.83             $84.20
    8/30/02               $97.60                $62.50             $84.04
     9/3/02               $93.68                $62.50             $80.55
     9/4/02               $95.36                $62.50             $81.96
     9/5/02               $95.43                $62.50             $80.65
     9/6/02               $96.33                $62.50             $82.01
     9/9/02               $96.79                $70.83             $82.84
    9/10/02               $96.02                $62.50             $83.45
    9/11/02               $96.45                $48.33             $83.43
    9/12/02               $95.36                $41.67             $81.37
    9/13/02               $95.12                $35.00             $81.63
    9/16/02               $96.11                $35.00             $81.75
    9/17/02               $96.50                $36.67             $80.14
    9/18/02               $95.80                $37.50             $79.77
    9/19/02               $94.27                $33.33             $77.37
    9/20/02               $92.11                $37.50             $77.56
    9/23/02               $91.55                $29.17             $76.48
    9/24/02               $90.94                $29.17             $75.16
    9/25/02               $91.77                $41.67             $77.03
    9/26/02               $93.44                $29.17             $78.43
    9/27/02               $89.94                $29.17             $75.90
    9/30/02               $88.92                $33.33             $74.79
    10/1/02               $87.32                $29.17             $77.79
    10/2/02               $86.98                $35.00             $75.95
    10/3/02               $85.13                $25.00             $75.13
    10/4/02               $82.73                $25.00             $73.45
    10/7/02               $80.40                $41.67             $72.04
    10/8/02               $78.77                $25.00             $73.26
    10/9/02               $74.18                $25.00             $71.26
    10/10/02              $74.18                $25.00             $73.75
    10/11/02              $75.32                $26.67             $76.63
    10/14/02              $77.34                $26.67             $77.19
    10/15/02              $82.73                $26.67             $80.85
    10/16/02              $81.78                $39.17             $78.90
    10/17/02              $84.48                $33.33             $80.66
    10/18/02              $84.62                $27.50             $81.14
    10/21/02              $88.95                $27.50             $82.54
    10/22/02              $89.70                $27.50             $81.66
    10/23/02              $90.31                $27.50             $82.21
    10/24/02              $90.55                $27.50             $80.96
    10/25/02              $89.34                $27.50             $82.35
    10/28/02              $88.00                $27.50             $81.67
    10/29/02              $88.92                $27.50             $80.93
    10/30/02              $86.91                $27.50             $81.72
    10/31/02              $87.05                $27.50             $81.26
    11/1/02               $87.47                $27.50             $82.66
    11/4/02               $88.03                $27.50             $83.33
    11/5/02               $89.26                $27.50             $83.98
    11/6/02               $91.98                $27.50             $84.75
    11/7/02               $92.81                $29.17             $82.81
    11/8/02               $93.51                $29.17             $82.08
    11/11/02              $90.07                $20.83             $80.38
    11/12/02              $92.32                $20.83             $81.00
    11/13/02              $93.47                $20.83             $80.96
    11/14/02              $95.97                $20.83             $82.96


                                                              DUFF & PHELPS, LLC
Confidential


Project Inspire Overview                       PROJECT INSPIRE February 13, 2003


                       COMPARABLE
      DATE           COMPANIES INDEX             SCES           S&P 500 INDEX
      ----           ---------------             ----           -------------

    11/15/02              $96.45                $20.83             $83.47
    11/18/02              $95.46                $22.50             $82.60
    11/19/02              $94.61                $22.50             $82.27
    11/20/02              $96.43                $22.50             $83.87
    11/21/02              $98.23                $22.50             $85.66
    11/22/02              $96.94                $22.50             $85.37
    11/25/02              $96.31                $22.50             $85.58
    11/26/02              $95.02                $22.50             $83.79
    11/27/02              $97.43                $20.83             $86.13
    11/29/02              $97.69                $20.83             $85.90
    12/2/02               $96.16                $20.83             $85.74
    12/3/02               $94.75                $20.83             $84.47
    12/4/02               $95.92                $20.83             $84.18
    12/5/02               $94.68                $20.83             $83.17
    12/6/02               $95.85                $16.67             $83.69
    12/9/02               $92.69                $20.83             $81.83
    12/10/02              $93.00                $16.67             $82.98
    12/11/02              $91.94                $16.67             $83.02
    12/12/02              $92.45                $16.67             $82.71
    12/13/02              $91.89                $16.67             $81.60
    12/16/02              $92.57                $16.67             $83.52
    12/17/02              $91.30                $16.67             $82.84
    12/18/02              $90.94                $16.67             $81.75
    12/19/02              $90.77                $16.67             $81.12
    12/20/02              $90.75                $16.67             $82.18
    12/23/02              $93.17                $15.00             $82.33
    12/24/02              $93.93                $14.17             $81.88
    12/26/02              $94.44                $13.33             $81.62
    12/27/02              $93.81                $13.33             $80.31
    12/30/02              $95.63                $12.50             $80.68
    12/31/02              $95.24                $14.17             $80.72
     1/2/03               $96.87                $12.92             $83.40
     1/3/03               $97.09                $12.92             $83.36
     1/6/03               $98.28                $11.67             $85.23
     1/7/03               $98.47                $11.67             $84.67
     1/8/03               $98.08                $11.67             $83.48
     1/9/03               $98.96                $11.67             $85.10
    1/10/03              $102.74                $11.67             $85.10
    1/13/03              $101.34                $11.67             $84.98
    1/14/03              $101.94                $11.67             $85.47
    1/15/03               $99.61                $11.67             $84.24
    1/16/03               $99.59                $11.67             $83.91
    1/17/03               $98.88                $13.33             $82.73
    1/21/03               $98.81                $13.33             $81.43
    1/22/03               $97.84                $12.50             $80.58
    1/23/03               $97.45                $12.50             $81.41
    1/24/03               $94.87                $12.50             $79.03
    1/27/03               $95.21                $13.33             $77.75
    1/28/03               $95.60                $12.50             $78.76
    1/29/03               $95.58                $11.67             $79.30
    1/30/03               $93.88                $11.67             $77.49
    1/31/03               $95.73                $11.67             $78.50
     2/3/03               $95.09                $12.50             $78.93
     2/4/03               $94.51                $11.67             $77.82


                                                              DUFF & PHELPS, LLC
Confidential

Industry Overview                              PROJECT INSPIRE February 13, 2003



o Motivational/self-improvement products - defined as any product or service that seeks to improve a person mentally, spiritually, physically, or financially - compose a $6 billion industry, with growth rates projected to exceed 9% through 2005

         o General motivational, spiritual, or self-help products make up almost one-third of this industry, with the next largest segments being exercise and business/financial products

         o Most of the competitors in this market niche are privately held businesses

o The Promotional Products Association International estimates that approximately $1.5 billion is spent on recognition and award products annually

         o This industry is highly fragmented, composed of many small companies that have branded products recognized by end users

o There are four channel structures with which to market products in the Recognition and Award industry

         o Custom manufacturers - serve the promotional product industry, in which approximately $650 million is spent on recognition products

         o Direct sales - focus on integrated company-wide programs for large accounts

         o        Direct marketing - compete through catalogs and the Internet

         o Retail outlets - offer engraved gifts and other related services

                                                              DUFF & PHELPS, LLC
Confidential                           13

Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



o Duff & Phelps reviewed various market indicators and employed various methodologies in order to analyze the value of the Proposed Transaction from a financial point of view. We performed several generally accepted financial, analytic and comparative analyses, the results of which were considered as a whole.

o        These analyses included:

         o        Discounted cash flow analysis

         o        Comparable company analysis

         o        Comparable transactions analysis

         o        Premiums paid analysis

         o        Liquidation analysis (i.e., bankruptcy analysis)

                                                              DUFF & PHELPS, LLC
Confidential                           14

Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



DISCOUNTED CASH FLOW ANALYSIS SUMMARY
-------------------------------------

o Duff & Phelps performed a discounted cash flow ("DCF") analysis of the projected free cash flows of Project Inspire.

         o Free cash flow is defined as cash that is available to either reinvest or to distribute to security holders.

         o The projected free cash flows are discounted to the present at a rate which reflects the relative risk associated with these flows as well as the rates of return which security holders could expect to realize on alternative investment opportunities.

         o Duff & Phelps discounted the resulting free cash flows at rates of 20.0% to 25.0%.

o Project Inspire's management provided Duff & Phelps with a financial forecast for its fiscal year ending January 31, 2004.

o Duff & Phelps estimated Project Inspire's future free cash flows based on projected earnings, working capital, and capital expenditure requirements for the years ending January 31, 2005 to 2008, and prepared such estimates from the perspective of a hypothetical buyer of a controlling interest in Project Inspire.

o To determine the enterprise value of Project Inspire, we conducted two five-year DCF analyses.

o Our two five-year DCF analyses are summarized on the following two pages. Details of our DCF analysis are provided in Appendix A.

                                                              DUFF & PHELPS, LLC
Confidential                           15

Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003

-------------------------------------------------

o Scenario 1 - Project Inspire meets its January 31, 2004 forecast (revenue of $34.275, 5.0% EBITDA margin) but fails to realize additional operating improvements in 2005 and beyond. 2004 operating improvements are sustained throughout the forecast period.

o Our Scenario 1 DCF analysis results in an enterprise value range of $2.1 million to $2.8 million and is summarized below.

                                PROJECT INSPIRE
                Discounted Cash Flow Analysis (5% EBITDA Margin)
                                ($ in thousands)

                                                      2003      2004      2005      2006      2007     2008

Revenue                                              $37,330   $34,274   $35,988   $37,787   $39,676  $41,660
  Revenue Growth                                      -11.8%     -8.2%      5.0%      5.0%      5.0%     5.0%
EBITDA                                                (2,185)    1,727     1,800     1,876     1,972    2,071
  EBITDA Margin                                        -5.9%      5.0%      5.0%      5.0%      5.0%     5.0%
                                                     -------   -------   -------   -------   -------  -------

Earnings Before Interest and Taxes                                 $95      $550      $779    $1,172   $1,271
Taxes                                                   39.5%       38       217       308       463      502
                                                               -------   -------   -------   -------  -------
Net Operating Profit After Tax                                      57       333       471       709      769
Plus: Depreciation & Amortization                                1,632     1,250     1,097       800      800
Less: Capital Expenditures                                         770       770       770       770      770
Less: Increase (Decrease) in Working Capital                       882       257       270       283      298
                                                               -------   -------   -------   -------  -------
Free Cash Flow                                                      37       556       528       455      501
Weighted Average Cost of Capital                                 25.0%     20.0%

ENTERPRISE VALUE                                              $2,089.7  $2,797.5

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Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



DISCOUNTED CASH FLOW ANALYSIS SUMMARY (CONTINUED)
-------------------------------------------------

o Scenario 2 - Project Inspire meets its January 31, 2004 forecast (Revenue of $34.275, 5.0% EBITDA margin) and continues to improve operations in 2005 and beyond to reduce costs further (average EBITDA margin of 7.0%).

o Our Scenario 2 analysis is more aggressive in terms of improving the Company's operations, cash flow, and profitability.

o Our Scenario 2 DCF analysis results in an enterprise value range of $4.0 million to $5.4 million and is summarized below.

                                PROJECT INSPIRE
                Discounted Cash Flow Analysis (7% EBITDA Margin)
                                ($ in thousands)

                                                      2003      2004      2005      2006      2007     2008

Revenue                                              $37,330   $34,274   $35,988   $37,787   $39,676  $41,660
  Revenue Growth                                      -11.8%     -8.2%      5.0%      5.0%      5.0%     5.0%
EBITDA                                                (2,185)    1,727     2,519     2,632     2,765    2,904
  EBITDA Margin                                        -5.9%      5.0%      7.0%      7.0%      7.0%     7.0%
                                                     -------   -------   -------   -------   -------  -------

Earnings Before Interest and Taxes                                 $95    $1,269    $1,535    $1,965   $2,104
Taxes                                                   39.5%       38       501       606       776      831
                                                               -------   -------   -------   -------  -------
Net Operating Profit After Tax                                      57       768       928     1,189    1,273
Plus: Depreciation                                               1,632     1,250     1,097       800      800
Less: Capital Expenditures                                         770       770       770       770      770
Less: Increase (Decrease) in Working Capital                       882       257       270       283      298
                                                               -------   -------   -------   -------  -------
Free Cash Flow                                                      37       991       986       936    1,005
Weighted Average Cost of Capital                                 25.0%     20.0%

ENTERPRISE VALUE                                              $4,036.9  $5,447.4

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Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



DISCOUNTED CASH FLOW ANALYSIS SUMMARY (CONTINUED)
-------------------------------------------------

o Duff & Phelps' discounted cash flow analysis results in a range of values for the total enterprise. This enterprise value range represents the stand-alone value of Project Inspire as a going concern. As such, it does not include any additional value attributable to the Company's cash and marketable securities, nor is it reduced by the Company's outstanding long-term debt and preferred stock.

o Therefore, from our enterprise value range, we subtracted the Company's net long-term debt and the Stated Value of the Company's Series A Preferred Stock and Series B Preferred Stock to determine an equity value range available to common shareholders.

         o As of January 31, 2003, the Company's estimated net long-term debt and preferred stock totaled approximately $3.6 million.

o Duff & Phelps' discounted cash flow analysis for Project Inspire resulted in indications of total enterprise value ranging from $2.1 million to $5.4 million and equity values of $0.00 to $0.19 per share of common stock.

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Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



COMPARABLE COMPANY ANALYSIS SUMMARY
-----------------------------------

o Duff & Phelps selected a set of publicly traded companies based on comparability to Project Inspire. Although no single company chosen is identical to Project Inspire, these companies share many of the same operating characteristics and are affected by many of the same economic forces.

o In the selection of the comparable companies, Duff & Phelps used multiple databases to identify domestic companies with primary Standard Industrial Classification Codes of 5961 (catalog and mail order retail) and 5947 (gift, novelty and souvenir shops).

         o Duff & Phelps ultimately identified 6 companies that are considered to be reasonably comparable to Project Inspire in terms of investment risks and attributes as well as products/services provided and markets served.

         o        These 6 companies were then segregated into two groups:

                  Catalog Companies: Companies primarily involved in the catalog and mail order businesses.

                  Motivational Products Companies: Companies primarily involved in the production or distribution of motivational products and services.

o Given differences in size, products offered, profitability, and financial condition among the comparable companies and Project Inspire, our comparable public company analysis was primarily utilized to compare and confirm the various valuation assumptions utilized in our DCF analyses.

o A summary of the selected comparable companies is provided on the next page. Details concerning the operations and financial performance of the comparable companies are provided in Appendix B.

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Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



COMPARABLE COMPANY ANALYSIS SUMMARY (CONTINUED)
-----------------------------------------------

                                PROJECT INSPIRE
                          Comparable Company Analysis
                                February 4, 2003

                                      Stock Price                                 LTM        LTM        Enterprise       Enterprise
                                         as of        Equity     Enterprise     Revenue     EBITDA        Value            Value
      Company                           2/4/03        Value        Value        Growth      Margin     /LTM Revenue     /LTM EBITDA

CATALOG COMPANIES

Blair Corporation (BL)                  $23.19        $186.4       $147.0        -4.5%       6.1%          0.24x            3.99x
Hanover Direct, Inc. (HNV)                0.24          33.2        153.9       -20.2%       0.7%          0.33x              NM
Lillian Vernon Corporation (LVC)          4.19          35.0         29.3        -4.4%      -6.4%          0.12x              NM
                                        ------        ------       ------       -----       ----           -----            -----

MOTIVATIONAL PRODUCTS COMPANIES

Eos International, Inc. (EOSI)          $ 0.45        $ 25.3       $ 58.9        82.8%      -3.6%          0.80x              NM
Franklin Covey Co. (FC)                   1.00          20.0         71.2       -16.3%     -18.2%          0.21x              NM
Thomas Nelson, Inc. (TNM)                 9.84         141.4        189.0         0.6%       9.1%          0.88x            9.71x
                                        ------        ------       ------       -----       ----           -----            -----

                                                                                Mean        -2.0%          0.43x              NM
                                                                               Median       -1.4%          0.29x              NM
                                        ------        ------       ------       -----       ----           -----            -----

PROJECT INSPIRE(1) (SCES)               $ 0.15        $  1.5       $  5.1       -20.6%      -5.9%          0.14x              NM
                                        ------        ------       ------       -----       ----           -----            -----

(1) Estimated financial results for the twelve months ended January 31, 2003.
All dollar figures are in millions except per share data.
EBITDA = Earnings Before Interest, Taxes, Depreciation, and Amortization
LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Minority Interest) - (Cash & Equivalents)

Source:  Standard & Poor's Compustat Services and Duff & Phelps, LLC

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

Comparable Transactions                        PROJECT INSPIRE February 13, 2003



COMPARABLE TRANSACTIONS ANALYSIS SUMMARY
----------------------------------------

o Duff & Phelps searched for all transactions announced between January 1, 2001 and the date hereof in which the target company had a primary Standard Industrial Classification Code of 5961 (catalog and mail order retail) and 5947 (gift, novelty and souvenir shops).

o Of the approximately 75 transactions reviewed, Duff & Phelps identified 10 relevant transactions for which sufficient data was available to calculate a multiple of total enterprise value to revenue.

o No company utilized in the selected comparable transactions analysis is identical to Project Inspire, nor is any transaction identical to the Proposed Transaction.

         o An analysis of the results therefore requires complex considerations and judgments regarding the financial and operating characteristics of Project Inspire and the companies included in the comparable transactions, as well as economic and stock market conditions at the time of the respective transactions.

         o As such, Duff & Phelps concluded that the comparable transactions analysis was of limited use, since little public information was available about many of the transactions reviewed.

o The table on the next page summarizes the 10 relevant transactions and compares those results to the multiples implied by the Merger consideration as of the announcement date. Details of our comparable transaction analysis are provided in Appendix C.

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Comparable Transactions                        PROJECT INSPIRE February 13, 2003



COMPARABLE TRANSACTIONS ANALYSIS SUMMARY (CONTINUED)
----------------------------------------------------

                                PROJECT INSPIRE
                        Comparable Transaction Analysis
                      January 1, 2001 to February 4, 2003
                                ($ in millions)

Date                                                                             Enterprise  Target LTM  Target LTM  EV/LTM  EV/LTM
Announced  Target Name       Target Business Description     Acquirer Name      Value ("EV")   Revenue     EBITDA   Revenue   EBITDA

May-02     Popcorn Factory   Direct marketer of popcorn and  1-800-Flowers.com     $12.4        $30.0        NA      0.41x      NA
           Inc               other food gifts, including     Inc
                             chocolates, cookies, and
                             other confections

Mar-02     Service           Specialty retailer focusing     Investors            $158.6      $1,151.7    ($9.9)     0.14x      NM
           Merchandise       on fine jewelry, products
           Co Inc            for the home, and gifts

Feb-02     Monogram          Manufacturer and marketer       V2 Development         $9.8        $24.0        NA      0.41x      NA
           International     of gift, novelty and            Co. Ltd.
           (Toymax           souvenir products
           International)

Feb-02     Promotions.com    Provides Internet               iVillage Inc           $3.5        $11.2        NM       0.3x      NA
           Inc               promotion solutions to
                             marketers, promotion
                             agencies, and promotion
                             experts worldwide

Feb-02     CM Offray &       Manufactures and sells          CSS Industries,       $45.0        $99.0        NA      0.45x      NA
           Son, Inc.         decorative ribbon products,     Inc.
                             floral accessories, and
                             narrow fabrics.

Feb-02     Fort USA          Produces a variety of           Dyna Group             $1.3         $5.0        NA      0.26x      NA
                             licensed souvenir and           International
                             gift products.

Dec-01     Recognition       Manufactures                    Midwest Trophy         $4.0        $58.9        NA      0.07x      NA
           Business of       recognition
           Josten's, Inc.    products.

Feb-01     Discovery Toys    Direct-sells                    Eos International,    $34.1        $40.1      $0.3      0.85x      NM
                             educational toys,               Inc.
                             books, games, and
                             software for children

Jan-01     Simon Worldwide,  Corporate catalog               Gemini Investors      $14.0       $130.9        NA      0.11x      NA
           formerly Cyrk,    and ad specialty.
           Inc.
           (Corporate
           Promotions
           Group)

Jan-01     Adventures in     International network           4imprint Group        $12.8       $100.0        NA      0.13x      NA
           Advertising       of individually owned           (formerly Bemrose
           Franchise, Inc.   and operated promotional        USA)
                             distributorships.

NA         PROJECT           Leading manufacturer of         SI, LLC                $8.2        $37.3     ($2.2)     0.22x      NM
           INSPIRE(1)        motivational and
                             recognition products.

                                                             Mean                  $29.6       $165.1     ($4.8)     0.31x      NM
                                                             Median                $12.6        $49.5     ($4.8)     0.29x      NM

(1) Estimated financial results for the twelve months ended January 31, 2003.
(2) Mean and median calculations exclude the proposed Project Inspire transaction.

Source:  Commscan

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Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



PREMIUMS PAID ANALYSIS
----------------------

o Duff & Phelps reviewed the transaction premiums paid over market price for 153 public-to-private transactions occurring from January 1, 1999 through December 20, 2002, for companies with market capitalizations ranging from $1 million to $500 million.

o From January 1999 to December 2002, the average 1-day premium for the bottom 10% decile was approximately 88%, while the median for the entire population analyzed was 25%.

         o The premiums paid to the bottom 10% decile demonstrates the distortion of premiums as many of these stocks were severely depressed and valuation was determined based on asset or liquidation values.

o The implied 1-day and 30-day premiums of the Proposed Transaction are 77% and 94%, respectively, based on common stock prices through February 12, 2003 and the Proposed Transaction offer price of $0.30 per share.

                             PREMIUMS PAID ANALYSIS
                         PUBLIC-TO-PRIVATE TRANSACTIONS
                            By Market Capitalization
                               (in millions of $)

                                                                                Average Premium One        Average Premium
                     Average Market                                                 Day Before               30 Day Before
Size Decile          Capitalization   Average LTM Revenue  Average LTM EBITDA   Announcement Date (%)    Announcement Date (%)

  MEDIAN                 $ 36.1            $  134.8               $ 10.7                25.0%                    37.7%
  TOP 10%                $281.1            $  882.4               $118.2                23.9%                    30.0%
  BOTTOM 10%             $  5.0            $   22.9               $  0.0                87.7%                    65.5%

  High                   $499.4            $2,269.7               $292.7               326.6%                   206.3%
  Low                    $  1.3            $    0.1              -$111.5               -35.4%                   -75.0%

PROJECT INSPIRE (1)      $  1.7            $   37.3              -$  2.2                76.5%                    93.5%

Data is based on 137 transactions for the period January 1, 1999 - December 20, 2002

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Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



LIQUIDATION ANALYSIS SUMMARY
----------------------------

o We prepared a liquidation analysis to arrive at a range of value that might be available to the common shareholders of Project Inspire assuming:

                  (1) a sale of Project Inspire's assets on an orderly basis;

                  (2) the payment of outstanding secured and unsecured borrowings;

                  (3) the payment of outstanding liabilities and other claims, including preferred equity, that have a priority position over Project Inspire's common stock; and

                  (4) the distribution of any net proceeds to holders of common stock.

o Based on a management-prepared balance sheet as of January 31, 2003, which was identified as the most current financial statement available for our review, we adjusted the book value of certain assets to reflect values that might be realized in an orderly liquidation proceeding and adjusted the book value of certain liabilities to reflect amounts likely to be paid. This analysis is summarized in the table on the following page.

         o In making these adjustments, Duff & Phelps considered management's estimates of certain asset values and actual liabilities, among other factors.

         o We did not make any independent appraisals of the assets or liabilities of the Company.

o Our liquidation analysis indicated a negative common equity valuation ranging from ($1.1) million to ($2.4) million.

o Therefore, we concluded that the liquidation analysis did not provide any indication of positive value for the common shareholders of the Company.

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Valuation and Financial Analysis               PROJECT INSPIRE February 13, 2003



LIQUIDATION ANALYSIS SUMMARY (CONTINUED)
----------------------------------------

                                PROJECT INSPIRE
                         Estimated Liquidation Analysis
                                ($ in thousands)

($ IN 000s)                                                          LOW SCENARIO                HIGH SCENARIO
                                                                  ----------------------    -----------------------

                                                                               Estimated                 Estimated
                                            January 31, 2003(1)      %        Liquidation      %        Liquidation
                                               Balance Sheet      Realized      Proceeds    Realized      Proceeds
                                            -------------------   --------    -----------   --------    -----------

ASSETS
  Accounts & Notes Receivable                      $1,500            80%        $1,200         85%         $1,275
  Inventories                                      $3,000            45%        $1,350         50%         $1,500
  Prepaids & Other Current Assets                  $1,685             0%        $    0         50%         $  843
  PP&E                                             $1,997            40%        $  799         50%         $  999
  Other Assets                                     $  968            10%        $   97         10%         $   97
                                                   ------            ---        ------         ---         ------

ESTIMATED LIQUIDATION VALUE OF ASSETS              $9,150                       $3,446                     $4,713

SECURED BORROWINGS, UNSECURED CLAIMS,                                           Amount                     Amount
AND OTHER LIABILITIES                                                          of Claim                   of Claim
                                                                               --------                   --------
  Secured Debt                                     $1,130                       $1,130                     $1,130
  Accounts Payable and Accrued Expenses            $1,927                       $1,927                     $1,927
  Preferred Stock                                  $    6                       $2,745                     $2,745
                                                   ------                       ------                     ------

TOTAL SECURED AND UNSECURED CLAIMS                 $3,063                       $5,802                     $5,802

  ESTIMATED AMOUNT AVAILABLE TO COMMON STOCKHOLDERS                             (2,356)                    (1,089)

(1) Management's estimate.

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

Summary Conclusions                            PROJECT INSPIRE February 13, 2003



o The Common Consideration to be received by the Unaffiliated Common Shareholders in the Proposed Transaction pursuant to the Merger Agreement is fair, from a financial point of view, to such Unaffiliated Common Shareholders.

o The Series B Consideration to be received by the Unaffiliated Series B Preferred Shareholders in the Proposed Transaction pursuant to the Merger Agreement is fair, from a financial point of view, to such Unaffiliated Series B Preferred Shareholders.

o The Company and its Board of Directors has pursued, without success, several alternative transactions including debt refinancing, a sale of the Company, and the pursuit of strategic alliances.

o In the absence of the Proposed Transaction, the Company may be required to seek bankruptcy protection as early as June 2003 when its current credit facility expires.

o It is highly unlikely that any of the alternative transactions, or bankruptcy protection, would result in financial returns to the Unaffiliated Common Shareholders and Unaffiliated Series B Preferred Shareholders significantly in excess of the cash consideration to be received in the Proposed Transaction.


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